Exhibit 10.2

        THE ENSIGN GROUP, INC.
2005 STOCK INCENTIVE PLAN

THE ENSIGN GROUP, INC.
2005 STOCK INCENTIVE PLAN

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5.9	VOTING RIGHTS	12
SECTION 6 GENERAL PROVISIONS		12
6.1	WITHHOLDING	12
6.2	CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION	12
6.3	CASH AWARDS	13
6.4	COMPLIANCE WITH CODE	13
6.5	RIGHT TO TERMINATE EMPLOYMENT	13
6.6	NON-ALIENATION OF BENEFITS	13
6.7	RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS	13
6.8	LISTING AND LEGAL COMPLIANCE	14
6.9	TERMINATION AND AMENDMENT OF THE PLAN	14
6.10	STOCKHOLDER APPROVAL	14
6.11	ANNUAL FINANCIAL STATEMENTS	14
6.12	CHOICE OF LAW	14
6.13	EFFECTIVE DATE OF PLAN	14

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THE ENSIGN GROUP
2005 STOCK INCENTIVE PLAN

SECTION 1.    DEFINITIONS

        1.1    Definitions.    Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a)   "Affiliate" means:

            (1)   Any Subsidiary or Parent,

            (2)   An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

            (3)   Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

          (b)   "Board of Directors" means the board of directors of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended.

          (d)   "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act. If the Committee has not been appointed, the Board of Directors in their entirety shall constitute the Committee.

          (e)   "Company" means The Ensign Group, Inc., a Delaware corporation.

          (f)    "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (g)   "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

          (h)   "Effective Date" means September 15, 2005, the date the Plan was approved by the Board of Directors.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j)    "Fair Market Value" with regard to a date means:

            (1)   the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the NASDAQ Stock Market or the OTC Bulletin Board.

            (2)   if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the NASDAQ Stock Market or the OTC Bulletin Board or, if not so reported, by a generally accepted reporting service.

            (3)   if Stock is not publicly traded, as determined in good faith by the Committee.

  For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

          (k)   "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

          (l)    "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

          (m)  "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (n)   "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

          (o)   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

          (p)   "Participant" means an individual who receives a Stock Incentive hereunder.

          (q)   "Performance Goals" means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Affiliate, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant's efforts have the most influence. The achievement of the Performance Goals established by the Committee for any Performance Period will be determined without regard to the effect on such Performance Goals of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity. The Performance Goals established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

      (i)
      earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

      (ii)
      operating cash flow and/or growth in operating cash flow in relation to target objectives;

      (iii)
      cash available in relation to target objectives;

      (iv)
      net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

      (v)
      revenue and/or growth in revenue in relation to target objectives;

      (vi)
      total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

      (vii)
      return on invested capital in relation to target objectives;

      (viii)
      return on shareholder equity in relation to target objectives;

      (ix)
      return on assets in relation to target objectives; and

      (x)
      return on common book equity in relation to target objectives

  If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

          (r)   "Performance Period" means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

          (s)   "Performance Unit Award" refers to a performance unit award as described in Section 3.6.

          (t)    "Phantom Shares" refers to the rights described in Section 3.7.

          (u)   "Plan" means The Ensign Group, Inc. 2005 Stock Incentive Plan.

          (v)   "Stock" means Company's common stock.

          (w)  "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

          (x)   "Stock Award" means a stock award described in Section 3.4.

          (y)   "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

          (z)   "Stock Incentive Program" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

          (aa) "Stock Incentives" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards and Performance Unit Awards.

          (bb) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

          (cc) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2    THE STOCK INCENTIVE PLAN

        2.1    Purpose of the Plan.    The Plan is intended to (a) provide incentive to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, key employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

        2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, one million (1,000,000) shares of Stock, which shall consist solely of treasury shares that are acquired by the Company from stockholders of the Company (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

        2.3    Term of the Plan.    The Plan shall terminate on the tenth anniversary of the earlier of the Effective Date or the date the Plan is approved by the Company's stockholders, and no Stock Incentive shall be granted pursuant to the Plan on or after the Plan termination date but Awards theretofore granted may extend beyond that date.

        2.4    Administration of the Plan.    The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

        2.5    Eligibility and Limits.    Stock Incentives may be granted only to officers, employees, directors, and consultants of the Company or an Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

SECTION 3    TERMS OF STOCK INCENTIVES

        3.1    Terms and Conditions of All Stock Incentives.

          (a)   The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. On such date as required by Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 1,000,000. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 3.1. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 3.1.

          (b)   Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or payment of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or payment of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

          (c)   The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

          (d)   Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

          (e)   Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will; provided, however, that the Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Incentives other than Incentive Stock Options.

        3.2    Terms and Conditions of Options.    Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.

          (a)    Option Price.    Subject to adjustment in accordance with Section 6.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

          (b)    Option Term.    Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

          (c)    Payment.    Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

              (i)  by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

             (ii)  in a cashless exercise through a broker; or

            (iii)  by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

  In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion, except to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)    Conditions to the Exercise of an Option.    Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

          (e)    Termination of Incentive Stock Option.    With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)    Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

        3.3    Terms and Conditions of Stock Appreciation Rights.    Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

          (a)    Settlement.    Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Exercise.    Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

        3.4    Terms and Conditions of Stock Awards.    The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

        3.5    Terms and Conditions of Dividend Equivalent Rights.    A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

          (a)    Payment.    Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Payment.    Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

        3.6    Terms and Conditions of Performance Unit Awards.    A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

          (a)    Payment.    Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Payment.    Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

        3.7    Terms and Conditions of Phantom Shares.    Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the phantom shares so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as performance share awards.

          (a)    Payment.    Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

          (b)    Conditions to Payment.    Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

        3.8    Treatment of Awards Upon Termination of Employment.    Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4    RESTRICTIONS ON STOCK

        4.1    Escrow of Shares.    Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program, to be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

        4.2    Restrictions on Transfer.    The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5    TERMS APPLICABLE TO CALIFORNIA STOCK INCENTIVES

        5.1    Application.    The provisions of this Section 5 shall apply, and be reflected in any Stock Incentive Agreement pertaining to, any Stock Incentives granted hereunder to the extent required to comply with the Corporate Securities Law of 1968 of the State of California and the regulations promulgated thereunder. To the extent there is a conflict between any other terms of the Plan and the terms contained in this Section of the Plan, the terms of this Section shall be controlling, and any provision of the Plan that would be contrary to such California law shall not apply to the Stock Incentives described in this Section 5.1. This Section 5 shall be construed in a manner consistent with the applicable provisions of the California Code of Regulations.

        5.2    Exercise Price of Options.    Any Option grant shall have an exercise price which is not less than 85% of the Fair Value (as defined hereafter) of the underlying Stock at the time the Option is granted. In the event the recipient of the Option owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or its Parents or Subsidiaries, the exercise price shall not be less than 110% of the Fair Value of the Stock underlying the Option grant at the time the Option is granted. As used in herein the term "Fair Value" shall mean fair value as determined under Section 260.140.50 of the California Code of Regulations, specifically a price which is fair to the Company and the purchaser, giving predominate weight to the following: (i) with respect to Stock that is actively traded on a public market of substantial depth, the recent market price of such Stock; (ii) with respect to Stock not traded on a public market, the price at which the securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustments for dissimilarities between the corporations being compared; and (iii) in the absence of (i) or (ii) above, the earnings history, book value and prospects of the Company at the time the calculation is made with respect to Stock.

        5.3    Purchase Price of Stock Incentives other than Stock Options.    Except as set forth below, all Stock sold pursuant to Stock Incentives other than Options shall have a purchase price of at least 85% of the Fair Value, determined at the date of grant of the Stock Incentive or at the time the purchase is consummated, of the Stock underlying the Stock Incentive. In the event the recipient of the Stock Incentive (other than an Option) owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or its Parents or Subsidiaries, the purchase price shall not be less than 100% of the Fair Value, determined at the date of grant of the Stock Incentive or at the time the purchase is consummated, of the Stock underlying the Stock Incentive.

        5.4    Exercise Period of Options.    Each Option will have an exercise period of not more than 120 months from the date of grant.

        5.5    Nontransferability of Stock Incentives.    The right to purchase Stock pursuant to Stock Incentives shall be nontransferable other than by will or the laws of descent and distribution or as permitted by Rule 701 promulgated under the Securities Act of 1933, as amended.

        5.6    Exercisability of Options.    Each Optionee shall have the right to exercise the Option at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, in the case of Options granted to officers, directors, managers or consultants, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

        5.7    Exercise of Options Following Termination of Employment.    Unless the Optionee's employment is terminated for "cause" as defined in the Stock Incentive Agreement, the Optionee shall have the right to exercise the vested portion of the Option, subject to Section 5.4, for:

          (a)   at least six months from the date of Termination of Employment, if termination was caused by death or Disability; or

          (b)   at least thirty days from the date of Termination of Employment, if termination was caused by other than death or Disability.

        5.8    Repurchase Upon Termination of Employment.    If a Stock Incentive Agreement gives the Company the right to repurchase Stock awarded pursuant to the Plan upon Termination of Employment, such Stock may only be repurchased in accordance with the following terms:

          (a)   The Stock may be repurchased for Fair Value as determined on the date of Termination of Employment for cash or cancellation of purchase money indebtedness, except as provided in Subsection (b) below, but the repurchase right shall lapse when the Company's Stock becomes publicly traded;

          (b)   The Stock may be repurchased at the original purchase price, provided that the Stock Incentive Agreement pertaining to such Stock provides that the right to repurchase at such price lapses at the rate of 20% per year over five (5) years from the time the Option is granted (without respect to the date the Option was exercised or became exercisable) for cash or cancellation of purchase money indebtedness;

          (c)   All repurchases must be completed within ninety (90) days of the date of Termination of Employment, except with respect to Stock obtained upon the exercise of an Option following Termination of Employment, which must be repurchased within ninety (90) days of the date of such exercise;

          (d)   Notwithstanding the provisions of Subsections (a), (b) and (c) above, the Stock held by an officer, director, manager, or consultant may be subject to additional or greater restrictions.

        5.9    Voting Rights.    Stock issued pursuant to Stock Incentives shall normally carry equal voting rights with other Stock on matters where such vote is permitted by applicable law.

SECTION 6    GENERAL PROVISIONS

        6.1    Withholding.    The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

          (a)   The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b)   Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

        6.2    Changes in Capitalization; Merger; Liquidation.

          (a)   The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of Stock without the receipt of consideration by the Company, of or on Stock.

          (b)   In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award. Any adjustment pursuant to this Section 6.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

          (c)   The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        6.3    Cash Awards.    The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

        6.4    Compliance with Code.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

        6.5    Right to Terminate Employment.    Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

        6.6    Non-Alienation of Benefits.    Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        6.7    Restrictions on Delivery and Sale of Shares; Legends.    Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        6.8    Listing and Legal Compliance.    The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

        6.9    Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

        6.10    Stockholder Approval.    The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

        6.11    Annual Financial Statements.    The Company shall deliver annual financial statements to each employee granted a Stock Incentive hereunder until such award expires or is otherwise canceled.

        6.12    Choice of Law.    The laws of the State of California shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        6.13    Effective Date of Plan.    This Plan was approved by the Board of Directors as of September 26, 2005 (the "Effective Date").

Grant No.    [GRANT NUMBER]

Other than Officer, Director,
Manager, or Consultant

FORM OF NONQUALIFIED STOCK OPTION AWARD FOR EXECUTIVE OFFICERS AND DIRECTORS
PURSUANT TO
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

        THIS AWARD is made as of the Grant Date, by The Ensign Group, Inc. (the "Company") to [NAME OF OPTIONEE] (the "Optionee"). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the "Option"), as described below, to purchase the Option Shares.

A.
Grant Date: [GRANT DATE].

B.
Type of Option: Nonqualified Stock Option.

C.
Plan (under which Option is granted): The Ensign Group, Inc. 2005 Stock Incentive Plan.

D.
Option Shares: All or any part of [NUMBER OF SHARES] shares of the Company's common stock (the "Common Stock"), subject to adjustment as provided in the attached Terms and Conditions.

E.
Exercise Price: [EXERCISE PRICE] per share, subject to adjustment as provided in the attached Terms and Conditions.

F.
Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:

(i)
the tenth (10th) anniversary of the Grant Date;

(ii)
three (3) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate (as defined in the Plan) for any reason other than death, Disability (defined in the Plan) or termination of the Optionee's employment or services by the Company with Cause; or

(iii)
six (6) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate due to death or Disability.

  Notwithstanding the foregoing, (a) the Option shall cease to be exercisable, to the extent that it is not vested, upon the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate for any reason, and (b) the Option, whether or not vested, shall cease to be exercisable upon the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate due to termination of the Optionee's employment or services by the Company or an Affiliate with Cause.

Note that other restrictions to exercising the Option, as
described in the attached Terms and Conditions, may apply.

G.
Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 1. Any portion of the Option which is not vested at the time of Optionee's termination of employment or services with the Company shall be forfeited to the Company.

  IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date above.

THE ENSIGN GROUP, INC.
By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen, President

TERMS AND CONDITIONS TO THE
NONQUALIFIED STOCK OPTION AWARD
PURSUANT TO THE
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

        1.    Exercise of Option.    Subject to the provisions provided herein or in the Award made pursuant to The Ensign Group, Inc. 2005 Stock Incentive Plan;

          (a)   the Option may be exercised with respect to all or any portion of the Option Shares in a number of Option Shares no less than 1000 (provided, however, that this provision shall not apply to the extent it would prevent the Optionee being able to exercise at least 20% of the Option Shares under the Award per year over five years from the Grant Date) at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 2, which shall be actually delivered to the Company at least ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company) and not more than thirty (30) days prior to such date, and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the "Purchase Price") in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, Company shall cause to be issued a certificate representing the Option Shares purchased. The Option Shares acquired by the Optionee shall be subject to a Restricted Stock Agreement in the form attached hereto as Exhibit 3, and the Optionee shall be required to execute and deliver to the Company the Restricted Stock Agreement as a condition to the exercise of the Option.

          (b)   The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

              (i)  by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

             (ii)  by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

          (c)   As a condition to exercising the Option, the Optionee shall, if requested by the Company, execute a shareholder agreement in the form provided by the Company; provided, however, that no term of such shareholder agreement shall be inconsistent with the laws of the state upon which the Company is relying in issuing the Option and selling Option Shares to the Optionee.

        2.    Withholding.    To the extent necessary, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation (a "Withholding Election"); (iii) by electing, irrevocably and in writing (also a "Withholding Election"), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

          (a)   the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 4; and

          (b)   any Withholding Election will be irrevocable; however, the Committee (as defined in the Plan) may, in its sole discretion, disapprove and give no effect to the Withholding Election.

        3.    Rights as Shareholder.    Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

        4.    Restriction on Transfer of Option and Option Shares.    The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, only by legal representative of the Optionee's estate.

        5.    Changes in Capitalization.

          (a)   The number of Option Shares and the Exercise Price shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of Common Stock without the receipt of consideration by the Company, of or on Common Stock. The determination of any adjustment made by the Committee pursuant to this Section 5(a) will be final and binding on the Optionee.

          (b)   The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        6.    Special Limitations on Exercise.    Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

        7.    Legend on Stock Certificates.    Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

        8.    Governing Laws.    This Award shall be construed, administered and enforced according to the laws of the State of California; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

        9.    Successors.    This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

        10.    Notice.    Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

        11.    Severability.    In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

        12.    Entire Agreement.    Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        13.    Violation.    Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

        14.    Headings.    Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

        15.    Specific Performance.    In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

        16.    No Right to Continued Employment.    Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment by the Company or the continued use of the Optionee's services by the Company.

        17.    Definitions.    As used in these Terms and conditions and this Award,

          (a)   "Cause" means "Cause" as defined in any employment or other agreement between the Optionee and the Company or an Affiliate, or if none, (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate; (ii) willful misconduct by the Optionee; (iii) gross negligence by the Optionee causing material harm to the Company or an Affiliate or; (iv) any act by the Optionee of fraud, misappropriation, dishonesty or embezzlement; (v) commission by the Optionee of a felony or any other crime involving moral turpitude or dishonesty; or (vi) illegal drug use.

          (b)   Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

EXHIBIT 1

VESTING SCHEDULE
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

        The Option shall vest as to 20% of the Option Shares on each anniversary of the Grant Date, provided that the Optionee continually remains employed by, or performs services as a director or consultant for, the Company or an Affiliate through such anniversary.

EXHIBIT 2

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
THE ENSIGN GROUP, INC.

Name:	[NAME OF OPTIONEE]
Address:	[REDACTED]

Date:

The Ensign Group, Inc.
27101 Puerta Real, Suite 450
Mission Viejo, CA 92691
Attention: Corporate Secretary

Re: Exercise of Nonqualified Stock Option; Grant No. [GRANT NUMBER]

Dear Sir or Madam:

        Subject to acceptance hereof in writing by The Ensign Group, Inc. (the "Company") pursuant to the provisions of The Ensign Group, Inc. 2005 Stock Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase            of the [NUMBER OF SHARES] shares of Common Stock of the Company under the Nonqualified Stock Option Award No. [GRANT NUMBER] (the "Award") pursuant to The Ensign Group, Inc. 2005 Stock Incentive Plan dated as of [GRANT DATE]. The purchase shall take place as of                        ,             (the "Exercise Date").

        On or before the Exercise Date, I will pay the applicable purchase price as follows:

  ☐
  by delivery of cash or a certified check for $                        for the full purchase price payable to the order of the Company.

  ☐
  by delivery of a certified check for $                        representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

  ☐
  by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

  ☐
  by delivery of the purchase price by                        , a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

        As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

        If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

        The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

        I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

        The Common Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

        I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

        I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

        The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

        The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

        I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

        I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

        I acknowledge having received from the Company material describing, among other things, the terms of the Plan, my stock Incentive Agreement and some of the risks associated with making an investment in the Common Stock. I have had adequate opportunity to review these materials and ask any questions in connection therewith. The Company has responded to any questions asked to my satisfaction;

        I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

        The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

        I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

Very truly yours,
[NAME OF OPTIONEE]

AGREED TO AND ACCEPTED:

THE ENSIGN GROUP, INC.

By:
Title:
Number of Shares Exercised:
Number of Shares Remaining:	Date:

EXHIBIT 3

RESTRICTED STOCK AGREEMENT
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT FOR EXECUTIVE OFFICERS AND DIRECTORS
PURSUANT TO
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

        THIS AGREEMENT is made as of the Option Exercise Date, by The Ensign Group, Inc. (the "Company") to [NAME OF OPTIONEE] (the "Recipient") in connection with the exercise of an option (the "Option") under the Nonqualified Stock Option Award No. [GRANT NUMBER] issued by the Company to the Recipient as of [GRANT DATE] (the "Option Agreement").

        Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby issues as of the Option Exercise Date to the Recipient the Restricted Shares (the "Restricted Stock Grant") subject to acceptance by the Recipient.

A.
Option Exercise Date:                        .

B.
Plan: (under which Restricted Stock Grant is granted): The Ensign Group, Inc. 2005 Stock Incentive Plan.

C.
Restricted Shares:            shares of the Company's common stock ("Common Stock"), subject to adjustment as provided in the attached Terms and Conditions, reflecting shares of Common Stock issued pursuant to exercise of the Option.

D.
Vesting Schedule: The Restricted Shares shall become vested in accordance with the Vesting Schedule attached hereto as Appendix A. The Restricted Shares which have not become vested pursuant to the Vesting Schedule are referred to herein as the "Non-vested Restricted Shares," and the Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the "Vested Restricted Shares." Any portion of the Restricted Shares which have not become Vested Restricted Shares at the time of the Recipient's Termination of Employment with the Company shall become Vested Restricted Shares 91 days after the date of the Recipient's Termination of Employment, unless the Company has exercised its "Repurchase Option" (as defined in this Agreement).

        IN WITNESS WHEREOF, the Company and the Recipient have executed this Agreement as of the Option Exercise Date set forth above.

THE ENSIGN GROUP, INC.
By:
Title:
RECIPIENT
[NAME OF OPTIONEE]

TERMS AND CONDITIONS TO THE
RESTRICTED STOCK AGREEMENT
PURSUANT TO
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

        1.    Restricted Shares Held by the Share Custodian.    The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the person designated by the management of the Company as the stock plan administrator (the "Share Custodian") to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares in accordance with the Vesting Schedule. When the Restricted Shares become Vested Restricted Shares, the Share Custodian shall deliver the Restricted Shares to the Recipient. In the event that the Recipient forfeits any of the Restricted Shares, and the number of Vested Restricted Shares includes a fraction of a share, the Share Custodian shall not be required to deliver the fractional share, and the Company may pay the Recipient the amount determined by the Company to be the estimated fair market value therefor. The Recipient hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company in accordance with this Agreement, in the name, place, and stead of the Recipient. The term of such appointment shall commence on the Option Exercise Date and shall continue until the Restricted Shares are delivered to the Recipient as provided above. During the period that the Share Custodian holds the shares of Common Stock subject to this Section 1, the Recipient shall be entitled to all rights applicable to shares of Common Stock not so held. In the event of an adjustment to the Restricted Shares pursuant to Section 7(a), or otherwise, the Recipient agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially granted thereunder. To effect the provisions of this Section, the Recipient shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Appendix B.

        2.    Tax Withholding.

          (a)   The Recipient must deliver to the Company, within ten (10) days after written notification from the Company as to the amount of the tax withholding that is due, either (i) cash, or (ii) a certified check payable to the Company, in the amount of all tax withholding obligations imposed on the Company by reason of any Restricted Shares becoming Vested Restricted Shares or by reason of the Participant making an election pursuant to Section 83(b) of the Internal Revenue Code (an "83(b) Election") of Common Stock issuable hereunder, except as provided in Section 2(b), or (iii) by tendering a number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax withholding obligations imposed on the Company (the "Stock Tendering Election"); provided, however, the Committee may in its sole discretion, disapprove and give no effect to the Stock Tendering Election by giving written notice to the Recipient within ten (10) days after receipt of the Stock Tendering Election, in which event the Recipient must deliver, within ten (10) days after receiving such notice, the tax withholding in the manner provided in clause (i) or (ii). If the Recipient does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Restricted Shares to which such tax withholding relates. A form of 83(b) Election, along with an accompanying memorandum, is attached hereto as Appendix C.

          (b)   If the Recipient does not make an 83(b) Election, in lieu of paying the tax withholding obligation as described in Section 2(a), the Recipient may elect to have the actual number of Vested Restricted Shares reduced by the number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the date the Restricted Shares become Vested Restricted Shares, is sufficient to satisfy the minimum amount of the required tax obligations imposed on the Company by reason of the Restricted Shares becoming Vested

  Restricted Shares (the "Withholding Election"). The Recipient may make a Withholding Election only if all of the following conditions are met:

              (i)  the Withholding Election must be made within ten (10) days after the Recipient receives written notification from the Company as to the amount of the tax withholding that is due (the "Tax Notice Date"), by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Appendix D attached hereto; and

             (ii)  any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election, by giving written notice to the Recipient no later than ten (10) days after the Company's receipt of the Notice of Withholding Election, in which event the Recipient must deliver to the Company, within ten (10) days after receiving such notice, the amount of the tax withholding pursuant to Section 2(a).

        3.    Market Stand-Off Agreement.    The Recipient hereby agrees that, during the period specified by the Company and the underwriter or underwriters of the initial public offering of Stock, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "1933 Act"), the Recipient shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees, who agree to be similarly bound) any securities of the Company at any time during such period except stock included in such registration. In order to enforce the foregoing covenant, the Recipient hereby agrees to be bound by any stop-transfer instructions imposed by the Company with respect to Restricted Shares until the end of such period.

        4.    Repurchase Option.

          (a)   In the event of the Recipient's Termination of Employment, then the Company may exercise its Repurchase Option described below. A leave of absence (regardless of the reason therefor) shall be deemed to constitute a Termination of Employment by the Recipient, unless such leave is authorized by the Company in writing and the Recipient returns to work within the time specified in such authorization or in any amendment thereto or such leave of absence is mandated by federal or state law and the Recipient returns to work within the time required by such law. If such leave is authorized by the Company in writing or mandated by federal or state law and the Recipient fails to return to work when required above, the date the Recipient fails to return to work will be deemed to be the date of Termination of Employment of the Recipient.

          (b)   The Company may, at any time within ninety (90) days after the Recipient's Termination of Employment, purchase all or any of the Non-vested Restricted Shares from the holder thereof (the "Repurchase Option") at the Exercise Price per share paid pursuant to the terms of the Option (the "Repurchase Price"). The Repurchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and delivered to the Recipient. The Company may pay for the Restricted Shares it has elected to repurchase (i) by delivery of a check in the amount of the Repurchase Price for the Non-vested Restricted Shares being repurchased, (ii) by cancellation by the Company of an amount of the Recipient's indebtedness to the Company, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price.

          (c)   In the event the Company for any reason elects not to exercise its Repurchase Option, the Company may assign its Repurchase Option, provided that the Repurchase Option shall not extend beyond the ninety (90) days described herein. If exercised by an assignee or assignees, the Repurchase Option shall be exercised by written notice signed by the exercising assignee(s) and delivered or mailed to the Recipient. Such assignees shall pay for the Non-vested Restricted Shares they have elected to purchase by delivery of a check in the amount of the Repurchase Price to the holder thereof.

          (d)   In the event that the Company or an assignee does not elect to exercise the Repurchase Option as to any of the Restricted Shares subject to it within the time allotted therefor, the Repurchase Option shall expire as to such shares as the Company and/or its assignees have not elected to purchase.

        5.    Restrictions on Transfer of Restricted Shares.

          (a)    Restricted Shares.    Except for the transfer of any Restricted Shares by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in any Vested Restricted Shares except as provided in Section 5(b) herein, or in any Non-vested Restricted Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the terms of this Agreement to the same extent as the Recipient would if the Recipient had retained the Restricted Shares.

          (b)    First Refusal Rights.    The Recipient may transfer Vested Restricted Shares to a bona fide third party offeror subject to this Section 5(b). At least 60 days prior to making any transfer of Vested Restricted Shares, the Recipient will deliver a written notice (the "Sale Notice") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. The Company may elect to purchase all (but not less than all) of the Vested Restricted Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice (or if the consideration set forth in the Sale Notice is other than cash, then the Company may pay cash in lieu of such consideration) by delivering a written notice of such election to the Recipient within 30 days after the receipt of the Sale Notice by the Company and by completing the purchase by tendering the consideration to the Recipient within 60 days of the Company's receipt of the Sale Notice or such longer period as is offered by the bona fide third party offeror. The Company may assign its rights in this Section 5(b). If the Company does not elect to purchase all of the Vested Restricted Shares specified in the Sale Notice or does not assign its rights, the Recipient may transfer during the 180-day period immediately following the delivery of the Sale Notice, the Vested Restricted Shares specified in the Sale Notice to the transferee(s) identified in the Sale Notice at a price and on terms no more favorable to the transferee(s) than specified in the Sale Notice. Any Vested Restricted Shares not transferred to the transferee(s) identified in the Sale Notice within such 180-day period will be subject to the provisions of this Section 5(b) upon subsequent transfer.

          (c)   The Company's rights under Section 5(b) shall terminate upon any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the 1933 Act or any comparable statement under any similar federal statute then in force in which the equity securities are sold (a "Qualified IPO"), provided that a Qualified IPO shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

        6.    Additional Restrictions on Transfer.

        In addition to any legends required under applicable securities laws or otherwise determined by the Company to be appropriate, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Recipient shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend.

TRANSFER IS RESTRICTED

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED             , A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED UNLESS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AS AMENDED, IS THEN IN EFFECT; OR PURSUANT TO RULE 144; OR A WRITTEN OPINION TO THE ISSUER FROM LEGAL COUNSEL SATISFACTORY TO THE ISSUER IS OBTAINED TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE WITH RESPECT TO THE PROPOSED SALE OR TRANSFER AND THAT NO SUCH REGISTRATION IS REQUIRED.

        Unless otherwise agreed to in writing by the Company the obligation to furnish any such foregoing legal opinion will be the obligation of the Recipient and the cost of such opinion shall not be borne by the Company.

        7.    Change in Capitalization.

          (a)   The number and kind of Restricted Shares shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of Common Stock without receipt of consideration by the Company, of or on Common Stock. The determination of any adjustment made by the Committee pursuant to this Section 7(a) will be final and binding on the Optionee. No fractional shares shall be issued in making such adjustment.

          (b)   The existence of the Plan and this Agreement shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

        8.    Governing Laws.    This Agreement shall be construed, administered and enforced according to the laws of the State of California; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Recipient resides, and/or any other applicable securities laws.

        9.    Successors.    This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

        10.    Notice.    Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

        11.    Severability.    In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

        12.    Entire Agreement.    Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.

        13.    Headings and Capitalized Terms.    Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement. Capitalized terms used, but not defined, in this Agreement shall be given the meaning ascribed to them in the Plan.

        14.    Specific Performance.    In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

        15.    No Right to Continued Retention.    Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving the Recipient the right to continued service with the Company or an Affiliate.

APPENDIX A

VESTING SCHEDULE
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

Vesting Schedule

        The Restricted Shares shall become Vested Restricted Shares at a rate of 20% of the Restricted Shares on each anniversary of the Grant Date (as defined in the Option Agreement) of the Option, provided that the Recipient continually remains employed by, or performs services as a director or consultant for, the Company or an Affiliate through such anniversary.

APPENDIX B

IRREVOCABLE STOCK POWER

        The undersigned hereby assigns and transfers to The Ensign Group, Inc. (the "Company"),            shares of the Common Stock of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No.                        of the Company; and the undersigned does hereby irrevocably constitute and appoint                        , his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:		Signed:

Print Name:

IN THE PRESENCE OF:

(Print Name)

(Signature)

APPENDIX C

83(B) ELECTION FORM AND MEMO

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)

        The undersigned hereby elects to be taxed pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.
The name, address and taxpayer identification number of the undersigned are:

        [NAME OF OPTIONEE]

        [REDACTED]

        Taxpayer I.D. No. [REDACTED]

2.
Description of property with respect to which the election is being made:
[                        ] shares of common stock of The Ensign Group, Inc.; Grant No. [GRANT NUMBER]

3.
The date on which property was transferred is                        , 2000  .
The taxable year to which this election relates is the calendar year 200  .

4.
The nature of the restriction(s) to which the property is subject is:
The shares become vested after      years of service from the grant of the option pursuant to which the common stock of The Ensign Group, Inc. was acquired by exercising such option. Until such shares become vested, The Ensign Group, Inc. has the right to buy back the share at the option exercise price per share paid by the taxpayer. While the property is subject to these restrictions, it is also non-transferable in the taxpayer's hands.

5.
Fair market value:
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $        per share, or $            for all the shares purchased.

6.
Amount paid for property:
The amount paid by taxpayer for said property is $[EXERCISE PRICE] per share, or $            for all the shares awarded.

7.
Furnishing statement to the person for whom services are performed:
A copy of this statement has been furnished to The Ensign Group, Inc.

Dated:

[NAME OF OPTIONEE]

MEMORANDUM

To:	[NAME OF OPTIONEE]
From:	The Ensign Group, Inc.
Re:	Section 83(b) election; Grant No. [GRANT NUMBER]

        Attached is a form on which you can make an election for immediate taxation under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to any nonvested common stock of The Ensign Group, Inc. (the "Company") that you have acquired by exercising an option under a Nonqualified Stock Option Award (the "Option Award") and executing a Restricted Stock Agreement under The Ensign Group, Inc. 2005 Stock Incentive Plan. You do not need to make an election under Section 83(b) as to any common stock that is vested when you have acquired it.

        To qualify for a Section 83(b) election, you must file the election with the Internal Revenue Service ("IRS") within 30 days of the Option Exercise Date (pursuant to the Restricted Stock Agreement).

        If you make a timely Code Section 83(b) election, your tax on the award will be determined based on the excess of the value of the nonvested stock you have acquired over the option exercise price you paid. The following steps must be completed for you to make a timely Code Section 83(b) election:

  1.
  The attached election form should be completed with your name and address. Your social security number should be provided in the space labeled "Taxpayer I.D. No." and the election form should be dated and signed.

  2.
  The election form should be mailed to the IRS bearing a postmark no later than 30 days after the issuance date (as indicated on the Restricted Stock Agreement). The election form should be mailed to the same IRS Center where your tax returns are filed.

  3.
  A copy of the election form must be sent to the Company at the following address:

          The Ensign Group, Inc.
          27101 Puerta Real, Suite 450
          Mission Viejo, CA 92691
          Attention: Corporate Secretary

  4.
  A copy of the election form should be included with your income tax return for the calendar year in which the Option Exercise Date occurred.

        A recipient of nonvested stock has a choice on how he or she wishes to be taxed. Under the normal rules, an individual will be taxed when the stock vests. At the time of vesting, the then current value of the shares is includable in the individual's ordinary income. Alternatively, an individual can make an election under Code Section 83(b) to include the excess of the value of the nonvested stock on the Option Exercise Date over the option exercise price in ordinary income in the year of receipt. The main advantage of this election is that only the excess of the current value of the stock over the option exercise price will be taxed at ordinary income rates, while all appreciation in the shares after they are issued will be considered capital gain, which is taxed at a reduced rate if the stock is held for longer than one year. To obtain the Company's determination of the fair market value per share as of the Option Exercise Price, please contact Greg Stapley, Counsel, at 27101 Puerta Real, Suite 450, Mission Viejo, CA 92691 or (949) 487-9500 (although this determination is not binding on the IRS). Your option exercise price is set forth in your Option Award.

        The potential disadvantage of the Code Section 83(b) election is that taxes are owed sooner, rather than later. Additionally, if the shares are subsequently forfeited, you will not be entitled to a loss deduction for tax purposes. Of course, if the fair market value of the stock and the option exercise price are the same, neither of these features is a disadvantage.

APPENDIX D

NOTICE OF WITHHOLDING ELECTION
PURSUANT TO THE ENSIGN GROUP, INC.
2005 STOCK INCENTIVE PLAN

TO:	The Ensign Group, Inc. 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 Attn: Corporate Secretary
FROM:	[NAME OF OPTIONEE]
RE:	Withholding Election; Grant No. [GRANT NUMBER]

        This election relates to the Restricted Shares identified in Paragraph 3 below. I hereby certify that:

(1)
My correct name and social security number and my current address are set forth at the end of this document.

(2)
I am (check one, whichever is applicable).

        [    ] the original recipient of the Restricted Shares.

        [    ] the legal representative of the estate of the original recipient of the Restricted Shares.

        [    ] a legatee of the original recipient of the Restricted Shares.

        [    ] the legal guardian of the original recipient of the Restricted Shares.

(3)
The Restricted Shares pursuant to which this election relates were issued with an Option Exercise Date of                        under The Ensign Group, Inc. Stock Incentive Plan (the "Plan") in the name of [NAME OF OPTIONEE] for a total of                        shares of Common Stock. This election relates to            Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)
I hereby elect:

  [    ] to have certain of the Restricted Shares withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.

  [    ] to tender shares of Common Stock held by me for a period of at least six (6) months prior to the Restricted Shares becoming Vested Restricted Shares for the purpose of having the value of the shares applied to pay any federal, state, and local, if any, taxes arising from the exercise.

(5)
This Withholding Election is made no later than ten (10) days after the Tax Notice Date and is otherwise timely made pursuant to the Plan.

(6)
I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)
The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature:

Name (Printed)

Street Address

City, State, Zip Code

EXHIBIT 4

NOTICE OF WITHHOLDING ELECTION
THE ENSIGN GROUP, INC. 2005 STOCK INCENTIVE PLAN

TO:	The Ensign Group, Inc. 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 Attn: Corporate Secretary
FROM:	[NAME OF OPTIONEE]
RE:	Withholding Election; Grant No. [GRANT NUMBER]

        This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)
My correct name and social security number and my current address are set forth at the end of this document.

(2)
I am (check one, whichever is applicable).

        [    ] the original recipient of the Option.

        [    ] the legal representative of the estate of the original recipient of the Option.

        [    ] the legal guardian of the original recipient of the Option.

(3)
The Option to which this election relates was issued under The Ensign Group, Inc. 2005 Stock Incentive Plan (the "Plan") in the name of [NAME OF OPTIONEE] for the purchase of a total of [NUMBER OF SHARES] shares of Common Stock of the Company. This election relates to [NUMBER OF SHARES] shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)
In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

  [    ] to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

  [    ] to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

  The shares to be withheld or tendered, as applicable, in addition to $            in cash to be tendered to the Company by the Optionee shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)
This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)
I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)
The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)
Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:

Signature

Social Security Number	Name (Printed)

Street Address

City, State, Zip Code

SCHEDULE OF MATERIAL DIFFERENCES

GRANT NUMBER	NAME OF OPTIONEE	GRANT DATE	NUMBER OF SHARES	EXERCISE PRICE
1	Alan John Norman	November 1, 2005	30,000	$5.75
47	Alan John Norman	July 26, 2006	5,000	$7.50
31	Antoinette T. Hubenette	November 1, 2005	10,000	$5.75
27	Barry Port	November 1, 2005	10,000	$5.75
45	Barry Port	July 26, 2006	8,000	$7.50
72	Barry Port	July 26, 2006	51,000	$7.50
29	Charles M. Blalack	November 1, 2005	10,000	$5.75
2	Cory R. Monette	November 1, 2005	25,000	$5.75
68	Cory R. Monette	July 26, 2006	40,000	$7.50
12	David M. Sedgwick	November 1, 2005	20,000	$5.75
40	David M. Sedgwick	July 26, 2006	19,000	$7.50
67	David M. Sedgwick	July 26, 2006	2,500	$7.50
9	John Albrechtsen	November 1, 2005	20,000	$5.75
51	John Albrechtsen	July 26, 2006	43,000	$7.50
11	Michael C. Dalton	November 1, 2005	20,000	$5.75
48	Michael C. Dalton	July 26, 2006	5,000	$7.50
50	Michael C. Dalton	July 26, 2006	40,000	$7.50
30	Thomas A. Maloof	November 1, 2005	10,000	$5.75